                                                  Registration No. 333-
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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                              --------------------------
                                      FORM S-8
                               REGISTRATION STATEMENT
                                       Under
                             THE SECURITIES ACT OF 1933
                              --------------------------


                                ABBOTT LABORATORIES
               (Exact name of registrant as specified in its charter)

          Illinois                                     36-0698440
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

          Abbott Laboratories                          60064-3500
          100 Abbott Park Road                          (Zip Code)
          Abbott Park, Illinois
(Address of Principal Executive Offices)

                  ABBOTT LABORATORIES 1996 INCENTIVE STOCK PROGRAM

                              (Full Title of the Plan)
                              --------------------------


                                  Jose M. de Lasa
                                Abbott Laboratories
                                100 Abbott Park Road
                         Abbott Park, Illinois  60064-3500
                      (Name and address of agent for service)
   Telephone number, including area code, of agent for service:  (847) 937-5200
                              --------------------------
                           CALCULATION OF REGISTRATION FEE

                                                      Proposed
                                     Proposed         Maximum
                                     Maximum          Aggregate     Amount of
Title of Securities   Amount to be   Offering Price   Offering      Registration
to be Registered      Registered     Per Unit (a)     Price (a)     Fee (a)
Common shares         10,697,316     $47.35           $506,517,913  $140,812
(without par value)

     (a) The Common Shares registered hereunder represent that number of shares with respect to which options may be granted to employees of the Company or its subsidiaries under the Abbott Laboratories 1996 Incentive Stock Program. (An undetermined number of additional shares may be issued if the antidilution provisions of the plan become operative). The filing fee has been calculated in accordance with Rule 457(c) based on the average of the high and low prices of registrant's Common Shares reported in the consolidated reporting system on December 18, 1998.

     The contents of Abbott Laboratories 1996 Incentive Stock Program Registration Statement on Form S-8 (File no. 333-43381) are incorporated herein by reference.



Exhibit Index
Located at Page 6                   Page 2 of 6

                                     SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on December 23, 1998.


                                             ABBOTT LABORATORIES


                                              By: /s/ Duane L. Burnham
                                                  --------------------------
                                                  Duane L. Burnham,
                                                  Chairman of the Board and
                                                  Chief Executive Officer



Exhibit Index
Located at Page 6                   Page 3 of 6

     Each person whose signature appears below constitutes and appoints
Duane L. Burnham and Jose M. de Lasa, Esq., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                                   Date
---------                     -----                                   ----

/s/ Duane L. Burnham          Chairman of the Board,                  December 23, 1998
------------------------      Chief Executive Officer,
Duane L. Burnham              and Director of
                              Abbott Laboratories

/s/ K. Frank Austen           Director of Abbott                      December 23, 1998
------------------------      Laboratories
K. Frank Austen, M.D.

/s/ H. Laurance Fuller        Director of Abbott                      December 23, 1998
------------------------      Laboratories
H. Laurance Fuller

/s/ Thomas R. Hodgson         President, Chief Operating Officer,     December 23, 1998
------------------------      and Director of Abbott Laboratories
Thomas R. Hodgson

/s/ David A. Jones            Director of Abbott                      December 23, 1998
------------------------      Laboratories
David A. Jones

/s/ David A. L. Owen          Director of Abbott                      December 23, 1998
------------------------      Laboratories
David A. L. Owen

/s/ Robert L. Parkinson       Executive Vice President and            December 23, 1998
------------------------      Director of Abbott Laboratories
Robert L. Parkinson, Jr.

/s/ Boone Powell              Director of Abbott                      December 23, 1998
------------------------      Laboratories
Boone Powell, Jr.

/s/ A. Barry Rand             Director of Abbott                      December 23, 1998
------------------------      Laboratories
A. Barry Rand

W. Ann Reynolds               Director of Abbott                      December 23, 1998
------------------------      Laboratories
W. Ann Reynolds


Exhibit Index
Located at Page 6                   Page 4 of 6


Signature                     Title                                   Date
---------                     -----                                   ----

/s/ Roy S. Roberts            Director of Abbott                      December 23, 1998
------------------------      Laboratories
Roy S. Roberts

/s/ William D. Smithburg      Director of Abbott                      December 23, 1998
------------------------      Laboratories
William D. Smithburg

/s/ John R. Walter            Director of Abbott                      December 23, 1998
------------------------      Laboratories
John R. Walter

/s/ William L. Weiss          Director of Abbott                      December 23, 1998
------------------------      Laboratories
William L. Weiss

/s/ Miles D. White            Executive Vice President and            December 23, 1998
------------------------      Director of Abbott Laboratories
Miles D. White

/s/ Gary P. Coughlan          Senior Vice President, Finance and      December 23, 1998
------------------------      Chief Financial Officer (Principal
Gary P. Coughlan              Financial Officer) of Abbott
                              Laboratories

/s/ Theodore A. Olson         Vice President and                      December 23, 1998
------------------------      Controller (Principal
Theodore A. Olson             Accounting Officer)
                              of Abbott Laboratories

Exhibit Index
Located at Page 6                   Page 5 of 6

                                   EXHIBIT INDEX
                                   -------------

     Exhibit No.         Description
     ----------          -----------
               4         Abbott Laboratories 1996 Incentive Stock Program
                         [incorporated herein by reference; filed as Exhibit 4
                         to Abbott Laboratories 1996 Incentive Stock Program
                         Registration Statement on Form S-8 (File No. 333-09071)].

               5 Opinion of Jose M. de Lasa, as to the legality of the securities being registered.

               23.1 Consent of Arthur Andersen LLP as to the use of their report and references to their firm.

               23.2 The consent of counsel, Jose M. de Lasa, is included in his opinion.

               24        Power of Attorney is included on the signature page.


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